EXHIBIT 99.1

COMTECH TELECOMMUNICATIONS CORP. SIGNS DEFINITIVE AGREEMENT TO ACQUIRE INSITE CONSULTING AND CONSOLIDATES COMTECH TOLT OPERATIONS INTO COMTECH MOBILE DATACOM

Melville, NY, August 3, 2006 - Comtech Telecommunications Corp. (NASDAQ:CMTL) announced today that its Maryland-based subsidiary, Comtech Mobile Datacom Corporation, has entered into a definitive agreement to acquire certain assets and assume certain liabilities of Insite Consulting, Inc. (“Insite”), a logistics application software company. Consummation of the transaction is subject to the satisfaction of customary closing conditions.

Insite, formed in 1998, has developed the geoOps™ Enterprise Location Monitoring System, a software-based solution that allows customers to integrate legacy data systems with near-real time logistics and operational data systems. Such real-time operational data updates are distributed to command centers, mobile and fixed, enabling them to share the same view of unfolding operations or emergency scenarios.

Insite’s primary customer is the United States Air Force. Insite was recently awarded a contract to incorporate its software platform into a multi-national satellite-based friendly force tracking system to be deployed by NATO.

Comtech will purchase the business of Insite for $2.7 million, plus certain earn-out payments based on the achievement of future sales targets. Insite’s sales were less than $2.0 million in calendar 2005 and the impact of this acquisition on the Company’s fiscal 2007 operating results is expected to be near break-even.

In addition, the Company announced that the operations of Comtech Tolt Technologies, Inc. are being consolidated into Comtech Mobile Datacom. As part of this consolidation, the Company will further focus its efforts on commercial satellite-based mobile data applications and significantly de-emphasize stand-alone sales of low margin Tolt legacy hardware products. Stand-alone sales of these low margin products during fiscal 2006 are expected to approximate $15.0 million and such sales in fiscal 2007 are expected to be nominal.

Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp., said, “The Insite acquisition will allow Comtech Mobile Datacom to offer additional software applications to the United States Government’s logistics and war fighting communities, as well as to approved allied military forces.”

Mr. Kornberg added, “In the long-term, we believe that the combination of our (i) superior location and messaging hardware offerings, (ii) state-of-the-art network operations center, (iii) proven operating performance in the demanding military arena, (iv) the newly acquired geoOps™ software platform, and (v) the ability to integrate handheld devices into our satellite-based offerings, will provide commercial companies in vertical markets that require near real-time communications with a compelling, well-integrated solution.”

Comtech Mobile Datacom Corporation, a Germantown, Maryland-based company, is engaged in the provision of satellite-based packet data communication systems and location and messaging services through the use of advanced communication and network technology. To learn more about Comtech Mobile Datacom, please visit the company’s website at www.comtechmobile.com.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company conducts its business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company offers niche products, systems and services where it believes it has technological, engineering, systems design or other expertise that differentiate its product offerings.

Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company’s Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

PCMTL

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